Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following registration statements of The Stanley Works and subsidiaries of our report dated February 21, 2008, except as it relates to the effects of the discontinued operations discussed in Note T, for which the date is September 17, 2008, with respect to the consolidated financial statements and schedule of The Stanley Works and subsidiaries included in this Current Report (Form 8-K) for the year ended December 29, 2007.
•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-3 No. 33-12853)

•	Registration Statement (Form S-3 No. 33-19930)

•	Registration Statement (Form S-8 No. 33-39553)

•	Registration Statement (Form S-3 No. 33-46212)

•	Registration Statement (Form S-3 No. 33-47889)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62567)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-3 No. 333-110279)

•	Registration Statement (Form S-3 No. 333-117607)

•	Registration Statement (Form S-4 No. 333-133027)

/s/ Ernst & Young LLP

Hartford, Connecticut
September 17, 2008